EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2019, relating to the audited financial statements of Craft Canning LLC as of and for the years ended December 31, 2018 and December 31, 2017 in this Amendment No. 1 to Current Report on Form 8-K/A of Eastside Distilling, Inc., filed on March 28, 2019.

/S/ M&K CPAS

Houston, Texas
March 28, 2019